UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED
FINANCIAL INFORMATION
The unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2016 and for the year ended December 31, 2015 combine the historical consolidated statements of operations of Silver Run Acquisition Corporation ("Silver Run") and the historical consolidated statements of operations of Centennial Resource Production, LLC, a Delaware limited liability company (“CRP"), giving effect to the Transactions (as defined below) as if they had been consummated on January 1, 2015, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2016 combines the historical consolidated balance sheet of Silver Run and the historical condensed consolidated balance sheet of CRP, giving effect to the following transactions (for purposes of this section, collectively, the “Transactions”) as if they had been consummated on September 30, 2016:

•
the acquisition by Silver Run of approximately 89% of the outstanding membership interests in CRP pursuant to that certain Contribution Agreement, dated as of July 6, 2016 (as amended by Amendment No. 1 thereto, dated as of July 29, 2016, the “Contribution Agreement”), among Centennial Resource Development, LLC, a Delaware limited liability company (“CRD”), NGP Centennial Follow-On LLC, a Delaware limited liability company (“NGP Follow-On”), Celero Energy Company, LP, a Delaware limited partnership (together with CRD and NGP Follow-On, the “Centennial Contributors”), CRP and New Centennial, LLC, a Delaware limited liability company controlled by Riverstone Investment Group LLC and its affiliates (collectively, “Riverstone”), to which we expect to become a party following the approval and adoption of the same by Silver Run’s stockholders (the “business combination”);

•
the conversion of 12,500,000 shares of Silver Run’s Class B Common Stock, par value $0.0001 per share, into 12,500,000 shares of Silver Run’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), in connection with the business combination;

•
the issuance by Silver Run of 20,000,000 shares of a new class of capital stock designated as Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”), to the Centennial Contributors in connection with the business combination;

•
the issuance by Silver Run of 1 share of a new class of preferred stock designated as Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to CRD in connection with the business combination;

•
the issuance and sale by Silver Run of (a) up to 81,005,000 shares of Class A Common Stock to Riverstone Centennial Holdings, L.P, an accredited investor affiliated with Riverstone (together with any person to whom it assigns the right to purchase such shares, the “Riverstone private investors” and such issuance, together with any issuance of additional shares of Class A Common Stock to the Riverstone private investors to facilitate the Transactions, the “Riverstone Private Placement”), and (b) 20,000,000 shares of Class A Common Stock to certain other accredited investors in a private placement (together with the Riverstone Private Placement, the “Private Placements”), the proceeds of which will be used to fund a portion of the cash consideration in the business combination;

•
the contribution of cash by Silver Run to CRP necessary for CRP to repay any of its or its subsidiaries’ outstanding debt that becomes due and payable as a result of the consummation of the business combination, which as of September 30, 2016, was approximately $189.0 million (the “Additional Debt Repayment Contribution”); and

•
the redemption by Silver Run of shares of Class A Common Stock held by any public stockholders in connection with the business combination and the issuance by Silver Run of additional shares of Class A Common Stock to the Riverstone private investors to offset such redemptions on a share-for-share basis.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed consolidated combined financial statements to give pro forma effect to events that are: (1) directly attributable to the business combination; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on Silver Run’s results following the completion of the Transactions.
The unaudited pro forma condensed consolidated combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;

•
the historical audited financial statements of Silver Run as of December 31, 2015 and for the period from November 4, 2015 (date of inception) to December 31, 2015, which are included in Silver Run’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2016 (the “Proxy Statement”).

•
the historical unaudited financial statements of Silver Run as of and for the three and nine months ended September 30, 2016, which are included in Silver Run’s Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 10, 2016 (the “Silver Run 10-Q”);

•	the historical consolidated audited financial statements of CRP as of and for the year ended December 31, 2015, which are included in the Proxy Statement.

•
the historical condensed consolidated unaudited financial statements of CRP as of and for the nine months ended September 30, 2016, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A (the “Current Report”);

•	other information relating to Silver Run and CRP contained in the Proxy Statement.
Under Silver Run’s amended and restated certificate of incorporation, public stockholders have the right to redeem, upon the closing of the business combination, shares of Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the business combination) in the Trust Account. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account as of September 30, 2016 of approximately $500,549,792, the estimated per share redemption price would have been approximately $10.00. To the extent that any shares of Class A Common Stock are redeemed from the public stockholders, the Riverstone private investors have agreed to be ready, willing and able to purchase additional shares of Class A Common Stock from us at $10.00 per share to offset such redemptions on a share-for-share basis. As a result, if we assume as an illustrative redemption scenario that approximately 47.9 million shares of Class A Common Stock are redeemed from the public stockholders, resulting in an aggregate payment of $478.8 million from the Trust Account, the reduction in the Trust Account of $478.8 million is assumed to result in Silver Run issuing approximately an additional 47.9 million shares of Class A Common Stock to the Riverstone private investors as part of the Riverstone Private Placement, and the illustrative redemption scenario does not result in any pro forma adjustments to the unaudited pro forma condensed consolidated combined balance sheet or the cash and cash equivalents, common stock, additional paid in capital, pro forma shares outstanding or earnings per share line items.
The unaudited pro forma condensed consolidated combined financial statements have been prepared using the acquisition method of accounting in accordance with U.S. GAAP with Silver Run as the acquirer. Under the acquisition method of accounting, the purchase price is allocated to the underlying CRP assets acquired and liabilities assumed based on their respective fair market values.
Silver Run has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the assets acquired, the liabilities assumed and the related allocations of the purchase price in the business combination. As a result, the unaudited pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The unaudited pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed consolidated combined financial statements presented below.
Silver Run has estimated the fair value of assets acquired and liabilities assumed based on discussions with members of CRP’s management, preliminary valuation studies, due diligence and information presented in the financial statements and accounting records of CRP. The valuation will be finalized as soon as practicable within the required measurement period, but in no event later than twelve months following completion of the business combination. Any increases or decreases in the fair value of these assets and liabilities upon completion of the final valuations will result in adjustments to the balance sheet and/or statement of operations. In addition, the final purchase price of the business combination is subject to the final determination of the Additional Debt Repayment Contribution. The final purchase price and the final purchase price allocation may be different than that reflected in the preliminary purchase price allocation presented herein, and this difference may be material.
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed consolidated combined financial statements are described in the accompanying notes. The unaudited pro forma condensed consolidated combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination and the other related Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed consolidated combined financial statements do not purport to project the future operating results or financial position of Silver Run following the completion of the business combination and the other related Transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed consolidated combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Silver Run Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations
Year Ended December 31, 2015
(in thousands)

	(a) Silver Run	(b) CRP	Pro forma Adjustments		Pro forma Combined (Assuming No Redemptions and Assuming Illustrative Redemptions)
Revenues
Oil sales	$—	$77,643	$—		$77,643
Natural gas sales	—	7,965	—		7,965
NGL sales	—	4,852	—		4,852
Total revenues	—	90,460	—		90,460
Operating expenses
Lease operating expenses	—	21,173	—		21,173
Severance and ad valorem taxes	—	5,021	—		5,021
Transportation, processing, gathering and other operating expenses	—	5,732	—		5,732
Depreciation, depletion, amortization and accretion of asset retirement obligations	—	90,084	(24,338)	(c)	65,746
Abandonment expense and impairment of unproved properties	—	7,619	—		7,619
Exploration	—	84	—		84
Contract termination and rig stacking	—	2,387	—		2,387
General and administrative expenses	2	14,206	—		14,208
Total operating expenses	2	146,306	(24,338)		121,970
Gain on sale of oil and natural gas properties	—	(2,439)	—		(2,439)
Total operating loss	(2)	(53,407)	24,338		(29,071)
Other (expense) income
Interest expense	—	(6,266)	5,089	(e)	(1,177)
Other income	—	20	—		20
Gain on derivative instruments	—	20,756	—		20,756
Total other income	—	14,510	5,089		19,599
(Loss) income before income taxes	(2)	(38,897)	29,427		(9,472)
Income tax benefit	—	572	2,459	(f)	3,031
Net (loss) income	(2)	(38,325)	31,886		(6,441)
Less: Net loss attributable to non-controlling interests	—	—	(1,032)	(g)	(1,032)
Net (loss) income attributable to the combined entity	(2)	(38,325)	32,918		(5,409)
Net loss per common share
Basic	$0.000				$(0.03)	(h)
Diluted	$0.000				$(0.03)	(h)
Weighted average common shares outstanding
Basic	12,938				163,500	(h)
Diluted	12,938				183,500	(h)

Silver Run Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations
Nine Months Ended September 30, 2016
(in thousands)

	(a) Silver Run	(b) CRP	Pro forma Adjustments		Pro forma Combined (Assuming No Redemptions and Assuming Illustrative Redemptions)
Revenues
Oil sales	$ —	$56,975	$ —		56,975
Natural gas sales	—	5,717	—		5,717
NGL sales	—	3,097	—		3,097
Total revenues	—	65,789	—		65,789
Operating expenses
Lease operating expenses	—	10,295	—		10,295
Severance and ad valorem taxes	—	3,523	—		3,523
Transportation, processing, gathering and other operating expenses	—	4,375	—		4,375
Depreciation, depletion, amortization and accretion of asset retirement obligations	—	60,939	(26,440)	(c)	34,499
Abandonment expense and impairment of unproved properties	—	2,546	—		2,546
General and administrative expenses	1,009	10,655	—		11,664
Total operating expenses	1,009	92,333	(26,440)		66,902
Gain on sale of oil and natural gas properties	—	11	—		11
Total operating income (loss)	(1,009)	(26,533)	26,440		(1,102)
Other (expense) income
Interest expense	—	(5,422)	4,587	(e)	(835)
Other income—investment income on Trust Account	550	—	(550)	(d)	—
Other income	—	6	—		6
Loss on derivative instruments	—	(4,184)	—		(4,184)
Total other income (expense)	550	(9,600)	4,037		(5,013)
Income (loss) before income taxes	(459)	(36,133)	30,477		(6,115)
Income tax benefit	—	406	1,522		1,928	(f)
Net income (loss)	(459)	(35,727)	31,999		(4,187)
Less: Net loss attributable to non-controlling interests	—	—	(657)		(657)	(g)
Net income (loss) attributable to the combined entity	(459)	(35,727)	$32,656		(3,530)
Net loss per common share
Basic	$(0.03)				$(0.02)	(h)
Diluted	$(0.03)				$(0.02)	(h)
Weighted average common shares outstanding
Basic	14,328				163,500	(h)
Diluted	14,328				183,500	(h)

Silver Run Acquisition Corporation
Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet
At September 30, 2016
(in thousands)

	(a) Silver Run	(b) CRP	Pro forma Adjustments		Pro forma Combined (Assuming No Redemptions and Assuming Illustrative Redemptions)
ASSETS
Current assets
Cash and cash equivalents	$138	$410	$99,806	(c)	$100,354
Accounts receivable, net	197	10,358	—		$10,555
Derivative instruments	—	1,618	—		$1,618
Prepaid and other current assets	165	864	—		$1,029
Investment held in Trust Account	500,550	—	(500,550)	(d)	—
Total current assets	501,050	13,250	(400,744)		113,556
Oil and natural gas properties, other property and equipment
Oil and natural gas properties, successful efforts method	—	718,999	(283,919)	(e)	$435,080
Accumulated depreciation, depletion and amortization	—	(241,017)	241,017	(e)	—
Unproved oil and natural gas properties	—	139,690	998,545	(e)	$1,138,235
Other property and equipment, net	—	1,703	—		$1,703
Total property and equipment, net	0	619,375	955,643		1,575,018
Noncurrent assets
Derivative instruments	—	245	—		$245
Other noncurrent assets	—	1,042	(1,042)	(f)	—
Total assets	$501,050	$633,912	$553,857		$1,688,819
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$2	$23,579	$—		$23,581
Derivative instruments	—	1,000	—		$1,000
Other current liabilities	300	243	—		$543
Total current liabilities	302	24,822	0		25,124
Noncurrent liabilities
Revolving credit facility	—	124,000	(124,000)	(f)	—
Term loan, net of unamortized deferred financing costs	—	64,762	(64,762)	(f)	—
Asset retirement obligations	—	2,680	—		$2,680
Deferred underwriting compensation	17,500	—	(17,500)	(g)	—
Deferred tax liability	—	1,954	(1,954)		—
Derivative instruments	—	557	—		$557
Total liabilities	17,802	218,775	(208,216)		28,361
Class A common stock subject to possible redemption; 47,877,199 shares (at redemption value of approximately $10.00 per share)	478,248	—	(478,248)	(h)	—
OWNERS’ EQUITY/ STOCKHOLDERS’ EQUITY
Owners’ equity	—	415,137	(415,137)	(j)	—
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—

	(a) Silver Run	(b) CRP	Pro forma Adjustments		Pro forma Combined (Assuming No Redemptions and Assuming Illustrative Redemptions)
Class A common stock, $0.0001 par value 200,000,000 shares authorized; 2,122,801 shares issued and outstanding at September 30, 2016 (excluding 47,877,199 shares subject to possible redemption)	1	—	1	(k)	17
			5	(h)
			10	(m)
Class B common stock, $0.0001 par value 20,000,000 shares authorized, 12,500,000 shares issued and outstanding at September 30, 2016	1	—	(1)	(k)	—
Class C common stock, $0.0001 par value; 20,000,000 shares authorized; 20,000,000 shares issued and outstanding at September 30, 2016	—	—	2	(l)	$2
Additional paid-in capital	5,460	—	1,004,038	(m)	1,487,741
			478,243	(h)
Retained Earnings (accumulated deficit)	(462)	—	(11,550)	(g)	(12,012)
Total equity	5,000	415,137	1,055,611		1,475,748
Non-controlling interests	—	—	184,710	(i)	$184,710
Total Equity	5,000	415,137	1,240,321		1,660,458
Total Liabilities and Equity	$501,050	$633,912	$553,857		$1,688,819

1.	Basis of Pro Forma Presentation
Overview
The unaudited pro forma condensed consolidated combined financial statements have been prepared assuming the business combination is accounted for using the acquisition method of accounting with Silver Run as the acquiring entity. Under the acquisition method of accounting, Silver Run’s assets and liabilities will retain their carrying values and CRP’s assets and liabilities will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of CRP’s net assets acquired, if applicable, will be recorded as goodwill. The pro forma adjustments have been prepared as if the business combination and the other related Transactions had taken place on September 30, 2016 in the case of the unaudited pro forma condensed consolidated combined balance sheet and on January 1, 2015 in the case of the unaudited pro forma condensed consolidated combined statements of operations.
The acquisition method of accounting is based on Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 805, Business combination (“ASC 805”), and uses the fair value concepts defined in FASB ASC 820, Fair Value Measurements (‘ASC 820”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date by Silver Run, who was determined to be the accounting acquirer.
ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.
Under ASC 805, acquisition-related transaction costs are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred, or if related to the issuance of debt, capitalized as debt issuance costs. Acquisition-related transaction costs expected to be incurred as part of the business combination, include estimated fees related to the issuance of long-term debt, as well as advisory, legal and accounting fees.
The unaudited pro forma condensed consolidated combined financial statements should be read in conjunction with (i) Silver Run’s historical financial statements and related notes for the period from November 4, 2015 (date of inception) to December 31, 2015, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Silver Run,” which are included in the Proxy Statement, (ii) Silver Run’s historical financial statements and related notes for the nine months ended September 30, 2016, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in the Silver Run 10-Q, (iii) CRP’s historical consolidated financial statements and related notes for the year ended December 31, 2015, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CRP,” which are included in the Proxy Statement, and (iv) CRP’s historical consolidated financial statements and related notes for the nine months ended September 30, 2016, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are included in Exhibit 99.1 of this Current Report.
The pro forma adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The unaudited pro forma condensed consolidated combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the business combination that are not expected to have a continuing impact. Further, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, closing the business combination and the other related Transactions are not included in the unaudited pro forma condensed consolidated combined statements of operations. However, the impact of such transaction-related expenses is reflected in the unaudited pro forma condensed consolidated combined balance sheet as a decrease to retained earnings and a decrease to cash.
Preliminary Estimated Purchase Price
The purchase consideration was preliminarily estimated as follows (in thousands):

At September 30, 2016
Preliminary Purchase Consideration:
Cash	$1,186,744
Repayment of CRP long-term debt(1)	189,000
Total Purchase Price Consideration	1,375,744
Fair value of non-controlling interest(2)	184,710
Total Purchase Price Consideration and Fair Value of Non-Controlling Interest	$1,560,454

(1)
Represents the additional contribution that is expected to be made by Silver Run to CRP in exchange for units representing common membership interest in CRP (“CRP Common Units”), to repay CRP’s outstanding indebtedness at the Closing (the “Additional Debt Repayment Contribution”). Prior to the consummation of the business combination, Silver Run and CRP intend to amend CRP’s credit agreement to permit the business combination and to increase the aggregate commitments thereunder and Silver Run expects to repay all of CRP’s outstanding indebtedness at the Closing. Pursuant to the Contribution Agreement, Silver Run will contribute to CRP cash in an amount equal to the net cash proceeds received by Silver Run pursuant to the Transactions, which amount includes the contribution of the cash consideration and the Additional Debt Repayment Contribution, in exchange for a number of CRP Common Units equal to the number of shares of Class A Common Stock outstanding following the completion of the Transactions. As a result, following the completion of the Transactions, Silver Run will own 163.5 million CRP Common Units, representing an approximate 89% interest in CRP.

(2)
Represents the fair value of the non-controlling interest (NCI) attributable to the Centennial Contributors. NCI is the portion of equity (net assets) in a subsidiary not attributable, directly or indirectly to Silver Run. In a business combination the NCI is recognized at its acquisition date fair value in accordance with ASC 805. The fair value of the NCI represents a 10.9% membership interest in CRP.

Preliminary Estimated Purchase Price Allocation
The following table summarizes the allocation of the preliminary estimate of the purchase consideration to the assets acquired and liabilities assumed (in thousands):

At September 30, 2016
Estimated Fair Value of Assets Acquired
Cash and cash equivalents	$410
Other current assets	11,222
Derivative instruments	1,863
Oil and Gas Properties(1):
Proved Properties	435,080
Unproved Properties	1,138,235
Other property, plant and equipment	1,703
Goodwill	—
Total Assets Acquired	1,588,513
Estimated Fair Value of Liabilities Assumed
Accounts payable and accrued expenses	23,579
Other current liabilities	243
Revolving credit facility	—
Derivative instruments	1,557
Asset retirement obligation	2,680
Total consideration and fair value	$1,560,454

(1)
The fair value measurements of oil and natural gas properties and asset retirement obligations are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair values of oil and natural gas properties and asset retirement obligations were measured using valuation techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation of oil and natural gas properties included estimates of: (i) recoverable reserves; (ii) production rates;(iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average cost of capital rate. These inputs required significant judgments and estimates by management at the time of the valuation and are the most sensitive and may be subject to change. The reduction in the carrying cost of the proved properties was impacted by all of these factors, but most notably, the assumptions with respect to future commodity prices as of the valuation date.

2.	Pro Forma Adjustments and Assumptions
Pro Forma Adjustments to the Statement of Operations:

a.
Represents the Silver Run historical statement of operations for the nine months ended September 30, 2016 and for the period from November 4, 2015 (date of inception) to December 31, 2015, respectively.

b.	Represents the CRP historical statement of operations for the nine months ended September 30, 2016 and year ended December 31, 2015.

c.	Represents the adjustments to depreciation, depletion, and amortization based on the purchase price allocation.

d.
Represents an adjustment to eliminate historical interest income of Silver Run associated with the funds that were previously held in the Trust Account, which will be used to fund a portion of the cash consideration in the business combination.

e.	Represents the following adjustments to interest expense:

(1)	an adjustment to decrease interest expense related to the historical debt of CRP that is to be repaid as part of or just prior to the closing of the business combination (the “Closing”).

(2)	an adjustment to increase interest expense by the undrawn commitment fee to be assessed on CRP's revolver in the event that it does not have any amounts drawn on that revolver.

f.
Represents an adjustment to record the tax expense based on total pro forma combined income (loss) before income taxes as if Silver Run had been subject to U.S. federal income tax as a corporation using an estimated effective entity-level income tax rate of 32%, inclusive of all applicable U.S. federal, state and local income taxes.

g.	Represents net income (loss) attributable to the non-controlling interest on total pro forma combined net income (loss).

h.
Pro forma basic earnings per share was computed by dividing pro forma net income attributable to Silver Run by the weighted average shares of Class A Common Stock, as if such shares were issued and outstanding as of January 1, 2015. Pro forma dilutive earnings per share was computed using the “if-converted” method to determine the potential dilutive effect of its Class C Common Stock.

Pro Forma Adjustments to the Balance Sheet:

a.	Represents the Silver Run unaudited historical balance sheet as of September 30, 2016.

b.	Represents the CRP unaudited historical balance sheet as of September 30, 2016.

c.	Represents the net adjustment to cash associated with Silver Run’s payment of cash consideration in the business combination:
Pro forma net adjustment to cash associated with purchase adjustments (in thousands):

	At September 30, 2016
Silver Run cash previously held in Trust Account	$500,550	(1)
Cash consideration	(1,186,744)	(2)
Proceeds from Private Placements	1,010,050	(3)
Payment of transaction costs	(35,050)	(4)
Payment of CRP’s long-term debt	(189,000)	(5)
Net adjustments to cash associated with purchase accounting	$99,806

(1)
Represents the adjustment related to the reclassification of the cash equivalents held in the Trust Account in the form of investments to cash and cash equivalents to reflect the fact that these investments are available for use in connection with the business combination and the payment of a portion of the cash consideration.

(2)	Represents the cash consideration portion of the total consideration that is expected to be paid to effectuate the business combination.

(3)	Represents the issuance of 101,005,000 shares of Class A Common Stock at a price of $10.00 per share in the Private Placements, which will result in aggregate proceeds of $1,010,050,000.

(4)	Reflects the impact of estimated transaction costs of $35.1 million, including
(i)    $17.5 million of deferred underwriting compensation attributable to Silver Run’s IPO
(ii)    $6.0 million of estimated fees and expenses attributable to the Private Placements and
(iii)    $11.6 million of banking, legal and accounting fees that are not capitalizable as part of the transaction. In accordance with ASC 805, acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be expensed as incurred. The unaudited pro forma condensed consolidated combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed consolidated combined statement of operations as they are directly related to the business combination and will be nonrecurring.

(5)	Represents the additional contribution that is expected to be made by Silver Run to CRP, in exchange for CRP Common Units to repay CRP’s outstanding indebtedness at the Closing.

d.
Represents the adjustment related to the reclassification of the cash equivalents held in the Trust Account in the form of investments to cash and cash equivalents to reflect the fact that these investments are available for use in connection with the business combination and the payment of a portion of the cash consideration.

e.
The allocation of the estimated fair value of consideration transferred to the estimated fair value of CRP’s oil and natural gas properties resulted in the following purchase price allocation adjustments:

(1)
Represents a $714.6 million increase in gross book basis of oil and gas properties to reflect them at fair value. The fair value measurements of oil and natural gas properties and asset retirement obligations are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair values of oil and natural gas properties and asset retirement obligations were measured using valuation techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation of oil and natural gas properties included estimates of: (i) recoverable reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average cost of capital rate. These inputs required significant judgments and estimates by management at the time of the valuation and are the most sensitive and may be subject to change. The reduction in the carrying cost of the proved properties was impacted by all of these factors, but most notably, the assumptions with respect to future commodity prices as of the valuation date.

(2)	Represents the elimination of CRP’s historical accumulated depletion and amortization (“DD&A”) balances.

f.
Represents an adjustment related to the repayment of CRP’s long-term debt in conjunction with the consummation of the business combination. Prior to the consummation of the business combination, Silver Run and CRP intend to amend CRP’s credit agreement to permit the business combination and to increase the aggregate commitments thereunder. In either case, Silver Run expects to repay all of CRP’s outstanding indebtedness at the Closing. Debt issuance costs totaling $1.3 million were derecognized as part of the purchase consideration allocation.

g.
Represents the payment of deferred underwriting costs of $17.5 million as well as an adjustment to retained earnings (accumulated deficit) of $11.6 million of banking, legal and accounting fees that are not capitalizable as part of the transaction. The $11.6 million represents an estimate of transaction-related costs provided by our various service providers. The $11.6 million of transaction-related costs are not included in the unaudited pro forma condensed consolidated combined statement of operations as they are directly related to the business combination and will be nonrecurring.

h.
Represents an adjustment to reflect that at the time of issuance, certain of Silver Run’s Class A Common Stock was subject to a possible redemption and, as such, an amount of $478.2 million was classified as redeemable equity in Silver Run’s historical consolidated balance sheet as of September 30, 2016. Under the assumption that none of the public stockholders elect to have Silver Run redeem these shares in connection with the business combination, the shares are no longer redeemable and have been reclassified from redeemable equity to additional paid in capital and Class A Common Stock, $0.0001 par value.

i.
Represents the fair value of the non-controlling interest (NCI) attributable to the Centennial Contributors. NCI is the portion of equity (net assets) in a subsidiary not attributable, directly or indirectly, to Silver Run. In a business combination, the NCI is recognized at its acquisition- date fair value in accordance with ASC 805.

j.	Represents an adjustment to eliminate CRP historical members’ equity in conjunction with the completion of the business combination.

k.
Represents the automatic conversion of Class B Common Stock to Class A Common Stock on a one-for-one basis in accordance with Silver Run’s amended and restated certificate of incorporation upon the Closing.

l.
Represents the 20,000,000 shares of Class C Common Stock issued to the Centennial Contributors. Holders of Class C Common Stock will have the right to vote on all matters properly submitted to a vote of the Silver Run stockholders, but will not be entitled to any dividends or any distributions in liquidation from Silver Run. The Centennial Contributors will generally have the right to cause CRP to redeem all or a portion of their CRP Common Units in exchange for shares of Class A Common Stock, or at CRP’s option, an equivalent amount of cash. Upon redemption or exchange of CRP Common Units held by a Centennial Contributor, a corresponding number of shares of Class C Common Stock will be canceled.

m.
Reflects an adjustment for the additional paid in capital associated with the issuance of 101,005,000 shares of Class A Common Stock at a price of $10.00 per share in the Private Placements, which will result in an aggregate of $1,004,038,000, net of estimated fees and expenses, which is reflected as an adjustment to additional paid in capital. Also includes an adjustment of $10,000 for the par value of the Class A Common Stock associated with the issuance of new shares attributable to the Private Placements.